Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-279086) and Form S-8 (Nos. 333-281157, 333-277560, 333-248858, 333-248859, and 333-270320) of Pactiv Evergreen Inc. of our report dated February 26, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
February 26, 2025